EXHIBIT 99.1

FOR IMMEDIATE RELEASE March 9, 2015

Saia Increases and Extends Credit Facility

(JOHNS CREEK, GA) – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistic services, today announced that it has amended its revolving credit facility to increase Saia’s borrowing capacity, lower certain interest rates and extend the term.

On March 6, 2015, the Company entered into an amendment to its revolving credit facility with BOKF, NA dba Bank of Oklahoma, N.A., SunTrust Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Bank, National Association and Regions Bank.

The amendment to the Company’s revolving credit facility:

•	Increases the size of the credit facility from $200 million to $250 million and makes available an accordion feature that allows for an additional $75 million in commitments under the facility

•	Extends the maturity until March 2020

•	Reduces the performance-based interest rate pricing grid such that the Company expects to achieve more favorable borrowing costs under the amended facility than under the previous credit agreement

•	Eliminates the borrowing base limitation

“I am pleased with the terms of this agreement as it reflects the credit market’s recognition of Saia’s continued improvement in our financial results. The amended facility provides flexibility for Saia’s future growth opportunities,” said Saia Vice President — Finance and Chief Financial Officer Fritz Holzgrefe. “We thank our lending group for their ongoing support.”

This description of the amendment to the revolving credit facility is a summary only and is qualified in its entirety by reference to the full text of the amendment, a copy of which will be filed in a Form 8-K with the Securities and Exchange Commission (“SEC”).

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 147 terminals in 34 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com

The SEC encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; loss of a key customer; failure to achieve acquisition synergies; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; integration risks; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the FDA; changes in interpretation of accounting principles; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of Company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of recently enacted healthcare reform legislation; social media risk; cyber security risk and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

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CONTACT:

Saia, Inc.

Doug Col, Treasurer

678.542.3910

Investors@Saia.com